CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



    As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated July 28, 1998, included in Sysco Corporation's Form 10-K for the year ended June 27, 1998 and to all references to our Firm included in this registration statement.


    /s/ ARTHUR ANDERSEN LLP

    ARTHUR ANDERSEN LLP

    Houston, Texas
    November 6, 1998